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                                                                   EXHIBIT 23.11
                          CONSENT OF APPOINTEE/NOMINEE
     The undersigned hereby consents to be named as an appointee to the Board of
Directors of CCB Financial Corporation and Central Carolina Bank and Trust Co.
and as a nominee for election to such Boards of Directors, all as described in the Prospectus Joint Proxy Statement included in the Registration Statement on
Form S-4 (No. 33-57005) of CCB Financial Corporation.
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
January 24, 1995                                                /s/                   JIMMY K. STEGALL
                                                                                       JIMMY K. STEGALL
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